UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

Veoneer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64

Box 13089, SE-10302

Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2019, in connection with the consummation of its public offering of 4.00% Convertible Senior Notes due 2024 (the “Notes”), Veoneer, Inc. (the “Company”) became obligated on $207,000,000 of the Notes. The Notes were issued pursuant to an Indenture, dated as of May 28, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes are senior unsecured, unsubordinated obligations of the Company. The Notes will bear interest of 4.00% per year, payable semiannually in arrears beginning on December 1, 2019. The Notes will mature on June 1, 2024 unless earlier repurchased, redeemed or converted.

The Company may not redeem the Notes prior to June 1, 2022. On or after June 1, 2022, the Company may, at its option, redeem for cash all or any portion of the Notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1) default by the Company in any payment of interest on the Notes when due and payable, and the default continues for a period of 30 days;

(2) default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4) failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change or a notice of a specified corporate event at the time and in the manner provided in the Indenture, and such failure continues for one business day;

(5) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

(6) failure by the Company for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its agreements under the Notes or the Indenture;

(7) an event of default by the Company or certain of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall thereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its maturity date, or (ii) constitutes a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in each case such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture;

(8) certain events of bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries; or

(9) failure by the Company or certain of its subsidiaries to pay final judgments aggregating in excess of $10,000,000 (or its foreign currency equivalent) (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgements are not discharged, waived or stayed, for a period of 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished.

The Notes are convertible into cash, shares of the Company’s common stock or a combination of cash and shares, at the Company’s election, at an initial conversion rate of 44.8179 shares per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $22.3125 per share. The conversion rate is subject to adjustment if certain events occur. Holders of the Notes who convert their Notes following certain corporate events or if the Company delivers a notice of redemption are, under certain circumstances, entitled to an increase in the conversion rate.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding March 1, 2024, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate of the Notes on each such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day prior to the redemption date; or

•	upon the occurrence of specified corporate events.

On or after March 1, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

In the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 29, 2019, the Company issued a press release announcing the closing of its previously announced concurrent offerings of common stock and Notes and exercise of the over-allotment option for the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

4.1	Indenture, dated May 28, 2019, between the Company and the Trustee.

4.2	Form of 4.00% Convertible Senior Note due 2024 (included in Exhibit 4.1).

99.1	Press Release of Veoneer, Inc. dated May 29, 2019.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated May 28, 2019, between the Company and the Trustee.

4.2	Form of 4.00% Convertible Senior Note due 2024 (included in Exhibit 4.1).

99.1	Press Release of Veoneer, Inc. dated May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: May 29, 2019